Amended February 8, 2002
                                                       Effective Immediately
                                                       Unless Otherwise Noted


                                     BY-LAWS

                                       OF

                            OSHKOSH TRUCK CORPORATION
                            (a Wisconsin Corporation)

                                  INTRODUCTION
                               VARIABLE REFERENCES


       0.01. Date of annual shareholders' meeting (See Section 2.01): The regular annual meeting of the shareholders of this corporation shall be held at the offices of the company or at any other place in the country as may be determined by the Board of Directors, at ten o'clock A.M. upon the fourth Monday in January of each year, or on such other date which shall not be a legal holiday as shall be determined by the Board of Directors.

       0.02. Required notice of shareholders' meeting (See Section 2.04): Not less than ten days.

       0.03. Authorized number of directors (See Section 3.01): Eleven (11)

       0.04. Required notice of directors' meetings (See Section 3.05):

              (a) not less than five days if by mail, and

              (b) not less than 48 hours if by telegram, telephone, teletype, telegraph, facsimile, or other form of wire or wireless communication, or personal delivery.

       0.05. Authorized number of Vice Presidents (See Section 4.01): One to thirteen.


                               ARTICLE I. OFFICES

       1.01. Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Wisconsin, as the Board of Directors may designate or as the business of the corporation may require from time to time.

       1.02. Registered Office. The registered office of the corporation required by the Wisconsin Business Corporation Law to be maintained in the State of Wisconsin may be, but need not be, identical with the principal office in the State of Wisconsin, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.

                            ARTICLE II. SHAREHOLDERS

       2.01. Annual Meeting. The annual meeting of the shareholders shall be held at the date and hour in each year set forth in Section 0.01, or at such other time and date within thirty days before or after said date as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Wisconsin, such meeting shall be held on the next succeeding business day. If the election of directors shall not be held on the day designated herein, or fixed as herein provided, for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

       2.02. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by the Wisconsin Business Corporation Law, may be called by the Board of Directors or the President. The corporation shall call a special meeting of shareholders in the event that the holders of at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the corporation one or more written demands for the meeting describing one or more purposes for which it is to be held. The corporation shall give notice of such a special meeting within thirty days after the date that the demand is delivered to the corporation.

       2.03. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Wisconsin, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation. Any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat.

       2.04. Notice of Meeting. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than the number of days set forth in Section 0.02 (unless a longer period is required by the law or the articles of incorporation) nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or other officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting and to such other persons as required by the Wisconsin Business Corporation Law. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his, her or its address as appears on the stock record books of the corporation, with postage thereon prepaid. If an annual or special meeting of shareholders is adjourned to a different date, time or place, the corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date.

       2.05. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, seventy days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu


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

of closing the stock transfer books, the Board of Directors may fix in advance a date as of the record date for any such determination of shareholders, such date in any case to be not more than seventy days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. If no record date is fixed by the Board of Directors or by the Wisconsin Business Corporation Law for the determination of shareholders entitled to demand a special meeting under Section 2.02, the record date shall be the date that the first shareholder signs the demand. Except as provided by the Wisconsin Business Corporation Law for a court-ordered adjournment, a determination of shareholders entitled to notice of and to vote at a meeting of shareholders is effective for any adjournment of such meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

       2.06. Voting Records. After a record date for a special or annual meeting of shareholders has been fixed, the corporation shall prepare a list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, at the corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder or his or her agent may, on written demand, inspect and, subject to the limitations imposed by the Wisconsin Business Corporation Law, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to Section 2.07. The corporation shall make the shareholders' list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof. Refusal or failure to prepare or make available the shareholders' list shall not affect the validity of any action taken at a meeting of shareholders.

       2.07. Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided in the articles of incorporation or the Wisconsin Business Corporation Law, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purpose of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the articles of incorporation or the Wisconsin Business Corporation Law requires a greater number of affirmative votes. Unless otherwise provided in the articles of incorporation, each director shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Though less than a quorum of the outstanding votes of a voting group are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.


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

       2.08. Conduct of Meetings. The Chairman of the Board and in his or her absence any person chosen by the shareholders present, shall call the meeting of the shareholders to order and shall act as Chairman of the meeting, and the Secretary of the Corporation shall act as Secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as Secretary of the meeting.

       2.09. Proxies. At all meetings of shareholders, a shareholder entitled to vote may vote in person or by proxy appointed in writing by the shareholder or his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. Unless otherwise provided in the proxy, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the shareholder to the presiding officer during the meeting. The presence of a shareholder who has filed his or her proxy shall not of itself constitute a revocation. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies.

       2.10. Voting of Shares. Each outstanding share shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the articles of incorporation.

       2.11. Voting of Shares by Certain Holders.

       (a) Other Corporations. Shares standing in the name of another corporation may be voted either in person or by proxy, by the president of such corporation or any other officers appointed by such president. A proxy executed by any principal officer of such other corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, at the designation of some other person by the Board of Directors or the by-laws of such other corporation.

       (b) Legal Representatives and Fiduciaries. Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by him, either in person or by proxy, without a transfer of such shares into his name, provided that there is filed with the Secretary before or at the time of meeting proper evidence of his incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary, shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this corporation, given in writing to the Secretary of this corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

       (c) Pledges. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

       (d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this corporation in a fiduciary capacity, or held by such other corporation in a

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

fiduciary capacity, may be voted and shall be entitled to vote.

       (e) Minors. Shares held by a minor may be voted by such minor in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the corporation has received written notice or has actual knowledge that such shareholder is a minor.

       (f) Incompetents and Spendthrifts. Shares held by a incompetent or spendthrift may be voted by such incompetent or spendthrift in person or by proxy and no such vote shall be subject to disaffirmance or avoidance, unless prior to such vote the Secretary of the Corporation has actual knowledge that such shareholder has been adjudicated an incompetent or spendthrift or actual knowledge of filing of judicial proceedings for appointment of a guardian.

       (g) Joint Tenants. Shares registered in the names of two or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by any one or more of such individuals if either (i) no other such individual or his legal representative is present and claims the right to participate in the voting of such shares or prior to the vote filed with the Secretary of the corporation a contrary written voting authorization or direction or written denial of authority of the individual present or signing the proxy proposed to be voted or (ii) all such other individuals are deceased and the Secretary of the corporation has no knowledge that the survivor has been adjudicated not to be the successor to the interest of those deceased.

       2.12. Waiver of Notice by Shareholders. Whenever any notice whatever is required to be given to any shareholder of the corporation under the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the shareholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provision of the Wisconsin Business Corporation Law, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

       2.13. Unanimous Consent without Meeting. Any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the entitled shareholders to vote with respect to the subject matter thereof.


                         ARTICLE III. BOARD OF DIRECTORS

       3.01. General Powers and Number. The business and affairs of the corporation shall be managed by its Board of Directors. The number of directors of the corporation shall be as provided in Section 0.03.

       3.02. Tenure and Qualifications. Each director shall hold office until the next annual meeting of shareholders, and until his or her successor shall have been elected, or until his or her prior death, resignation or removal. A Director may be removed from office by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a meeting of shareholders called for that purpose. A director may resign at any time by filing his or her written resignation with the


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

Secretary of the corporation, which shall be effective when the notice is delivered unless the notice specifies a later date. Directors need not be residents of the State of Wisconsin or shareholders of the corporation. No one shall be eligible for election as a director, nor shall any directors be eligible for re-election after attaining the age of seventy-two (72); provided, however, that this restriction shall not apply to any director with an attained age of seventy-two (72) holding such office at the time of adoption of this by-law, i.e., November 14, 2000 until January 1, 2002.

       3.03. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this by-law immediately after the annual meeting of shareholders, and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings without other notice than such resolution.

       3.04. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President, the Secretary or any two directors. If such meeting shall be called by two directors, the date of the meeting shall be within ten days of receipt by the Secretary or, in his absence by the Chairman of the Board, the President or any Assistant Secretary, of their request, at a time determined by such officer. The Chairman of the Board, the President or the Secretary calling any special meeting of the Board of Directors, except as otherwise provided by by-law, may fix any place, either within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed, the place of meeting shall be the principal business office of the Corporation in the State of Wisconsin.

       3.05. Notice; Waiver. Notice of such meeting of the Board of Directors (unless otherwise provide in or pursuant to Section 3.03) shall be given by written notice delivered personally or mailed or given by telegram or facsimile to each director at his or her business address or at such other address as such director shall have designated in writing filed with the Secretary, in each case not less than that number of hours prior thereto as set forth in Section 0.04. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram or facsimile, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Whenever any notice whatever is required to be given to any director of the corporation under the articles of incorporation or by-laws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need to be specified in the notice or waiver of notice of such meeting.

       3.06. Quorum. Except as otherwise provided by law or by the articles of incorporation or these by-laws, a majority of the number of directors as provided in Section 0.03 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a majority of the directors present (though less than such quorum) may adjourn the meeting from time to time without further notice.

       3.07. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the articles of incorporation or these by-laws. Annually, at the meeting of


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

the Board of Directors which follows the annual meeting of the shareholders, the directors shall choose from among them a Chairman of the Board, who shall serve as such until a successor is elected.

       3.08. Conduct of Meetings. In the absence of the Chairman of the Board, the President shall call the meeting of the Board of Directors to order, and shall act as Chairman of the meeting, and in their absence any director chosen by the Directors present shall call the meeting of the Board of Directors to order and shall act as Chairman of the meeting. The Secretary of the Corporation shall act as Secretary of all meetings of the Board of Directors but, in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as Secretary of the meeting.

       3.09. Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled until the next succeeding annual election by the affirmative vote of a majority of the directors then in office, though less than a quorum of the Board of Directors; provided, that in case of a vacancy created by the removal of a director by vote of the shareholders, the shareholders shall have the right to fill such vacancy at the same meeting or any adjournment thereof; and provided further, that a vacancy filled by the Board of Directors shall be filled by the vote of the remaining director(s) elected by the class of shareholders which would be entitled to fill that vacancy at a meeting of the shareholders.

       3.10. Compensation. The Board of Directors, by affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, may establish from time to time a reasonable compensation for directors of the corporation; provided that persons who are directors and also are officers or employees of the corporation eligible shall be ineligible to receive compensation as directors. By affirmative vote of a majority of such directors, and irrespective of any personal interest of any of them, the Board of Directors also may establish, from time to time, a reasonable compensation for each of the officers of the corporation. The Board of Directors, from time to time, may delegate its authority under this by-law to an appropriate committee. The Board of Directors also shall have authority to provide for or to delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments to directors, officers and employees, and to their estates, families, dependents or beneficiaries on account of services rendered by such directors, officers and employees of the corporation.

       3.11. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof of which he or she is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

       3.12. Committees. The Board of Directors by resolution adopted by the affirmative vote of a majority of them then in office may designate one or more committees from time to time. Each such committee shall consist of at least three directors and shall have those of the powers of the Board of Directors as shall be granted to such committee. Each such committee may exercise its power at times when the Board of Directors is not in session, subject to the by-laws of the corporation. No such committee ever shall have the power or authority, however, to do any of the following: adopt, amend, or repeal by-laws; authorize dividends or other distributions; approve or propose action required by law to be approved by shareholders; fill vacancies on the Board of Directors or any committee of the Board of


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

Directors; amend the articles of incorporation; adopt, amend or repeal by-laws, approve a plan of merger not requiring shareholder approval; authorizing or approve reacquisition of shares of stock; or authorize or approve the issuance or sale or contract for sale of shares of stock. The Board of Directors also at any time may elect one or more of its members as alternate members of any such committee. Any such alternate, upon request by the Chairman of the board, or in his or her absence the President, or in his or her absence the Chairman of such committee, may take the place of any absent member or members of the committee at any of its meetings. Except as provided by by-laws or by resolution of the Board of Directors, each such committee shall fix its own rules governing the conduct of its activities as the Board of Directors may request.

       3.13. Unanimous Consent Without Meeting. Any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.

       3.14. Telephonic Meetings. Except as provided by this by-law, any action required or permitted by the articles of incorporation or by-laws or any provision of law to be taken by the Board of Directors at a meeting or by resolution may be taken by a quorum of the Board of Directors at a telephonic meeting or other meeting utilizing electronic communication, if all participating directors: are informed that a meeting is taking place at which official business may be transacted; simultaneously may hear each other during the meeting; immediately is able to send messages to all other participating directors; and if all communication during the meeting immediately is transmitted to each participating director. No meeting of the Board of Directors held pursuant to this by-law may vote upon a plan of merger or shares exchange; or to sell, lease, exchange or otherwise dispose of substantial property or assets of the corporation; to dissolve voluntarily or to revoke voluntary dissolution proceedings; or to file for bankruptcy.


                              ARTICLE IV. OFFICERS

       4.01. Number. The principal officers of the corporation shall be a President, the number of Vice-Presidents as provided in Section 0.05, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary and the offices of President and Vice-President.

       4.02. Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the Shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected or until his prior death, resignation or removal.

       4.03. Resignation; Removal. Any officer may resign at any time by delivering written notice to an officer of the corporation. A resignation shall be effective when delivered unless the notice specifies a later date which is accepted by the corporation. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interest of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.



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

       4.04. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.

       4.05. This Section 4.05 is intentionally left vacant.

       4.06. President and Chief Executive Officer. The President shall be the Chief Executive Officer of the corporation. Subject to the control of the Board of Directors, he shall be responsible for the control and general management of all of the business and affairs of the corporation. In the absence of the Chairman of the Board he may preside at all meetings of the shareholders and of the Board of Directors. He shall see that all resolutions and orders of the Board of Directors and its committees are carried into effect. He shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the ordinary business of the corporation, or which shall be authorized by resolution of the Board of Directors. Except as otherwise provided by law or the Board of Directors, he also may authorize any Vice-President or other officer or agent of the corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general he shall have the powers of supervision of the business of the corporation. He shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President.

       4.07. The Vice-Presidents. In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice-President (or in the event there be more than one Vice-President, the Vice-Presidents in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Board of Directors may designate a Vice-President as the Chief Financial Officer of the Corporation, in which event he or she shall have responsibility for all financial matters which affects the Corporation other than those expressly provided for the Treasurer. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. The execution of any instrument of the corporation by any Vice-President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President.

       4.08. The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep or arrange for the keeping of a register of the post office addresses of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, or a Vice-President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him/her by the President or by the Board of Directors.

       4.09. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for money due and payables to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.04; and (c) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

       4.10. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or a Vice-President certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

       4.11. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as Assistant to any officer, or as agent for the corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.

       4.12. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.


                       ARTICLE V. CONTRACTS, LOANS, CHECKS
                      AND DEPOSITS; SPECIAL CORPORATE ACTS

       5.01. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the President, or, in his absence by one of the Vice Presidents and by the Secretary, an Assistant Secretary, the Treasurer, an Assistant Treasurer, or Controller. When necessary or required by law, the Secretary or an Assistant Secretary shall affix the corporate seal to all such instruments. When an instrument has been executed in the manner provided by this Section, no party or third person shall be required to inquire into the authority of the officers signing for the corporation so to act.

       5.02. Loans. No indebtedness for borrowed money shall be contracted on behalf of the corporation and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

       5.03. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

       5.04. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

       5.05. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President and, in his absence, by any Vice-President then present, and (b) whenever in the judgment of the President and, in his absence, by any Vice-President, it is desirable for this corporation to execute a proxy or written consent in respect to any share or other securities issued by any other corporation and owned by this corporation, such proxy or consent shall be executed in the name of this corporation by the President or, in his absence, by any Vice President, without necessity of any authorization by the Board of Directors, affixation of corporate seal, or counter-signature or attestation by another officer. Any person or persons designated in the manner provided by this Section as the proxy or proxies of this corporation shall have full right, power and authority to vote the shares or other securities issued by such other corporation and owned by this corporation the same as such shares or other securities might be voted by this corporation.


             ARTICLE VI. CERTIFICATES FOR SHARES AND THEIR TRANSFER

       6.01. Certificates for Shares. Certificates representing shares of the corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. All certificates shall be signed by the President or a Vice-President and by the Secretary or an Assistant Secretary. All certificates shall be numbered consecutively or otherwise identified. The name and address of each person to whom a certificate is issued, together with the number of shares represented by the certificate and the date of its issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation shall be canceled. No new certificate for previously issued shares shall be issued until the outstanding certificate(s) for the same share shall have been surrendered and canceled, except as provided by Section 6.06.

       6.02. Facsimile Signatures and Seal. The seal of the corporation on any certificate for shares may be a facsimile. The signatures of the President or Vice-President and the Secretary or Assistant Secretary upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the corporation itself or an employee of the corporation.

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

       6.03. Signature by Former Officers. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

       6.04. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register for transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that said endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

       6.05. Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the corporation upon the transfer of such shares.

       6.06. Lost, Destroyed or Stolen Certificates. Where the owner claims that his certificate for been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) files with the corporation a sufficient indemnity bond, and
(c) satisfied such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

       6.07. Consideration for Shares. The shares of the corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, provided that any shares having a par value shall not be issued for a consideration less than the par value thereof. The consideration to be paid for shares may be paid in whole or in part, in money, on other property, tangible or intangible, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable by the corporation. No certificate shall be issued for any share until such share is fully paid.

       6.08. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the corporation.


                          ARTICLE VII. INDEMNIFICATION

       7.01 Certain Definitions. The following capitalized terms (including any plural forms thereof) used in this Article VII shall be defined as follows:

       (a) "Affiliate" shall include, without limitation, any corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, whether domestic or foreign, that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

       (b) "Authority" shall mean the entity selected by the Director or Officer to determine his or her right to indemnification pursuant to Section 7.04.

       (c) "Board" shall mean the entire then elected and serving Board of Directors of the Corporation, including all members thereof who are Parties to the subject Proceeding or any related Proceeding.

       (d) "Breach of Duty" shall mean the Director or Officer breached or failed to perform his or her duties to the Corporation and his or her breach of or failure to perform those duties is determined, in accordance with Section 7.04, to constitute misconduct under Section 180.0851(2)(a) l, 2, 3 or 4 of the Statute.

       (e) "Corporation," as used herein and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean this corporation, including, without limitation, any successor corporation or entity to this corporation by way of merger, consolidation or acquisition of all or substantially all of the capital stock or assets of this corporation.

       (f) "Director or Officer" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VII, (i) "Director or Officer" shall include a director or officer of a Subsidiary (whether or not otherwise serving as a Director of Officer), (ii) the term "employee benefit plan" as used in Section 180.0850(2)(c) of the Statute shall include an employee benefit plan sponsored, maintained or contributed to by a Subsidiary and (iii) it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, member, trustee, member of any governing or decision-making committee, manager, employee or agent of an Affiliate shall be so serving at the request of the Corporation.

       (g) "Disinterested Quorum" shall mean a quorum of the Board who are not Parties to the subject Proceeding or any related Proceeding.

       (h) "Expenses" shall mean and include fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with a Proceeding.

       (i) "Liability" shall mean and include the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable Expenses.

       (j) "Party" shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VII, the term "Party" shall also include any Director or Officer or employee of the Corporation who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto.

       (k) "Proceeding" shall have the meaning set forth in the Statute; provided, that, in accordance with Section 180.0859 of the Statute and for purposes of this Article VII, the term "Proceeding" shall also include all Proceedings (i) brought under (in whole or in part) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing; (ii) brought before an Authority or otherwise to enforce rights hereunder; (iii) any appeal from a Proceeding; and (iv) any Proceeding in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer; provided, however, that any such Proceeding under this subsection (iv) must be authorized by a majority vote of a Disinterested Quorum.

       (l) "Statute" shall mean Sections 180.0850 through 180.0859, inclusive, of the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, as the same shall then be in effect, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment.

       (m) "Subsidiary" shall mean any direct or indirect subsidiary of the Corporation as determined for financial reporting purposes, whether domestic or foreign.

       7.02 Mandatory Indemnification of Directors and Officers. To the fullest extent permitted or required by the Statute, the Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is a Director or Officer.

       7.03 Procedural Requirements.

       (a) A Director or Officer who seeks indemnification under Section 7.02 shall make a written request therefor to the Corporation. Subject to Section 7.03(b), within sixty days of the Corporation's receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 7.05).

       (b) No indemnification shall be required to be paid by the Corporation pursuant to Section 7.02 if, within such sixty-day period, (i) a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification engaged in misconduct constituting a Breach of Duty or (ii) a Disinterested Quorum cannot be obtained.

       (c) In either case of nonpayment pursuant to Section 7.03(b), the Board shall immediately authorize by resolution that an Authority, as provided in
Section 7.04, determine whether the Director's or Officer's conduct constituted a Breach of Duty and, therefore, whether indemnification should be denied hereunder.

       (d) (i) If the Board does not authorize an Authority to determine the Director's or Officer's right to indemnification hereunder within such sixty-day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer did not engage in misconduct constituting a Breach of Duty and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Corporation of the requested amount of Liabilities shall be paid to the Director or Officer immediately.

       7.04 Determination of Indemnification.

       (a) If the Board authorizes an Authority to determine a Director's or Officer's right to indemnification pursuant to Section 7.03, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority:

              (i) An independent legal counsel; provided, that such counsel shall be mutually selected by such Director or Officer and by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board;

              (ii) A panel of three arbitrators selected from the panels of arbitrators of the American Arbitration Association in Wisconsin; provided, that (A) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board, and the third arbitrator shall be selected by the two previously selected arbitrators, and (B) in all other respects (other than this Article VII), such panel shall be governed by the American Arbitration Association's then existing Commerical Arbitration Rules; or

              (iii) A court pursuant to and in accordance with Section 180.0854 of the Statute.

       (b) In any such determination by the selected Authority there shall exist a rebuttable presumption that the Director's or Officer's conduct did not constitute a Breach of Duty and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Corporation or such other party asserting that such indemnification should not be allowed.

       (c) The Authority shall make its determination within sixty days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Corporation and the Director or Officer.

       (d) If the Authority determines that indemnification is required hereunder, the Corporation shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 7.05), including interest thereon at a reasonable rate, as determined by the Authority, within ten days of receipt of the Authority's opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification against Liabilities' incurred in connection with some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, the Corporation shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.

       (e) The determination by the Authority that indemnification is required hereunder shall be binding upon the Corporation regardless of any prior determination that the Director or Officer engaged in a Breach of Duty.

       (f) All Expenses incurred in the determination process under this Section
7.04 by either the Corporation or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Corporation.

       7.05 Mandatory Allowance of Expenses.

       (a) The Corporation shall pay or reimburse from time to time or at any time, within ten days after the receipt of the Director's or Officer's written request therefor, the reasonable Expenses of the Director or Officer as such Expenses are incurred; provided, the following conditions are satisfied:

              (i) The Director or Officer furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and

              (ii) The Director or Officer furnishes to the Corporation an unsecured executed written agreement to repay any advances made under this Section 7.05 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to Section 7.04.

       (b) If the Director or Officer must repay any previously advanced Expenses pursuant to this Section 7.05, such Director or Officer shall not be required to pay interest on such amounts.

       7.06 Indemnification and Allowance of Expenses of Certain Others.

       (a) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify a director or officer of an Affiliate (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Affiliate.

       (b) The Corporation shall indemnify an employee who is not a Director or Officer, to the extent he or she has been successful on the merits or otherwise in defense of a Proceeding, for all reasonable Expenses incurred in the Proceeding if the employee was a Party because he or she was an employee of the Corporation.

       (c) The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify (to the extent not otherwise provided in Section 7.06(b)) against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an employee or authorized agent of the Corporation acting within the scope of his or her duties as such and who is not otherwise a Director or Officer.

       7.07 Insurance. The Corporation may purchase and maintain insurance on behalf of a Director or Officer or any individual who is or was an employee or authorized agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Corporation is required or permitted to indemnify against any such Liability under this Article VII.

       7.08 Notice to the Corporation. A Director, Officer or employee shall promptly notify the Corporation in writing when he or she has actual knowledge of a Proceeding which may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any liability to the Director, Officer or employee hereunder unless the Corporation shall have been irreparably prejudiced by such failure (as determined, in the case of Directors or Officers only, by an Authority selected pursuant to Section 7.04(a)).

       7.09 Severability. If any provision of this Article VII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VII contravene public policy, this Article VII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the

Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Corporation's intention to provide the Directors and Officers with the broadest possible protection against personal liability allowable under the Statute.

       7.10 Nonexclusivity of Article VII. The rights of a Director, Officer or employee (or any other person) granted under this Article VII shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director, Officer or employee (or such other person) may be entitled to under any written agreement, Board resolution, vote of shareholders of the Corporation or otherwise, including, without limitation, under the Statute. Nothing contained in this Article VII shall be deemed to limit the Corporation's obligations to indemnify against Liabilities or allow Expenses to a Director, Officer or employee under the Statute.

       7.11 Contractual Nature of Article VII; Changes to Rights. This Article VII shall be deemed to be a contract between the Corporation and each Director, Officer and employee of the Corporation and any repeal or other limitation of this Article VII or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce this Article VII with regard to acts, omissions or events arising prior to such repeal or limitation. If the Statute is amended to permit or require the Corporation to provide broader indemnification rights than this Article VII permits or requires, then this Article VII shall be automatically amended and deemed to incorporate such broader indemnification rights.


                            ARTICLE VIII. AMENDMENTS

       8.01. By Shareholders. These by-laws may be altered, amended or repealed and new by-laws may be adopted by the shareholders by affirmative vote of not less than a majority of the shares present or represented at any annual or special meeting of the shareholders at which a quorum is in attendance.

       8.02. By Directors. These by-laws may also be altered, amended or repealed and new by-laws may be adopted by the Board of Directors by affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; but no by-law adopted by the shareholders shall be amended or repealed by the Board of Directors if the by-law so adopted so provides.

       8.03. Implied Amendments. Any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the by-laws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the by-laws so that the by-laws would be consistent with such action, shall be given the same effect as though the by-laws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.



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